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EXHIBIT 12.1

SUMMIT PROPERTIES INC.
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
SIX MONTHS ENDED JUNE 30, 2002

Income before minority interest of
     unitholders in Operating Partnership                         $ 27,826
Interest:
     Expense incurred                                               18,198
     Amortization of deferred financing costs                          617
     Rental fixed charges                                              177
                                                                 ----------
     Total                                                        $ 46,818
                                                                 ==========

Fixed charges:
     Interest expense                                             $ 18,198
     Interest capitalized                                            4,963
     Dividends to preferred unitholders in operating parthership     6,210
     Rental fixed charges                                              177
     Amortization of deferred financing costs                          617
                                                                 ----------
     Total                                                        $ 30,165
                                                                 ==========

Ratio of earnings to fixed charges                                    1.55
                                                                 ==========